UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 8, 2010

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 600-0711

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 8, 2010, GMX RESOURCES INC. (the “Company”) entered into a Fourth Amended and Restated Loan Agreement (the “Loan Agreement”) with Capital One, National Association, BNP Paribas, Compass Bank, U.S. Bank National Association, Bank of America, N.A. and Credit Suisse AG, New York Branch. The Loan Agreement amends the terms of the previously effective Third Amended and Restated Loan Agreement, as amended, (i) to extend the maturity date of the line of credit under the Loan Agreement, (ii) to modify one of the financial covenants and related provisions under the Loan Agreement, and (iii) to reflect the joinder of U.S. Bank National Association and Credit Suisse AG, New York Branch, and the departure of Union Bank, N.A., and Fortis Capital Corp. as lenders under the Loan Agreement.

The maturity date for amounts borrowed by the Company pursuant to the Loan Agreement has been extended from July 15, 2011, to August 1, 2012, and the Company may automatically extend this new maturity date to July 8, 2013, in certain circumstances. The Loan Agreement also amends the financial covenant of the Company relating to the maximum ratio of total debt to EBITDA (as defined in the Loan Agreement). First, the definition of “total debt” has been modified to include only the portions of the Company’s $125 million aggregate principal amount of 5.00% senior convertible notes and $86.25 million aggregate principal amount of 4.50% senior convertible notes classified as indebtedness and to exclude the portions of such convertible notes classified as equity under generally accepted accounting principles. Second, the maximum permitted ratio of total debt to EBITDA has been increased from 4.00 to 1.00 to 4.50 to 1.00 for the period of June through December 2010 and to 4.25 to 1.00 for the period from January 2011 through June 2011. Commencing in July 2011, the maximum permitted ratio of total debt to EBITDA will again be 4.00 to 1.00.

There were no other material changes made in the Loan Agreement, and the borrowing base under the Loan Agreement remains $130 million as was in effect immediately prior to the execution of the Loan Agreement. The foregoing description of the changes made in the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

See the Index to Exhibits for information regarding the exhibits to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

By:	/S/ JAMES A. MERRILL
James A. Merrill, Chief Financial Officer

Date: July 13, 2010

INDEX TO EXHIBITS

10.1	Fourth Amended and Restated Loan Agreement dated July 8, 2010, among GMX RESOURCES INC., Capital One, National Association, as Administrative Agent, and the lenders named therein.